EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-08197) of Evans Systems, Inc. of our report dated December 5, 1996, except as to Note 13 which is as of December 16, 1996, appearing on page F2 of the Form 10-K.



PRICE WATERHOUSE LLP

Houston, Texas
December 23, 1996